UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest
event reported) April 5, 2017

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 5, 2017, PacWest Bancorp, a Delaware corporation (“PacWest”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with CU Bancorp, a California corporation (“CUB”), pursuant to which CUB will merge (the “Merger”) with and into PacWest, with PacWest as the surviving corporation. The Merger Agreement also provides that immediately after the Merger, California United Bank, a California state-chartered bank and a wholly owned subsidiary of CUB, will merge (the “Bank Merger”) with and into Pacific Western Bank, a California state-chartered bank and wholly owned subsidiary of PacWest (“PWB”), with PWB as the surviving bank.

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each outstanding CUB common share, no par value per share (“CUB Common Share”), excluding certain specified shares including dissenting shares, will be converted into the right to receive (i) $12.00 in cash (the “Cash Consideration”) and (ii) 0.5308 (the “Exchange Ratio”) of a share of PacWest common stock, par value $0.01 per share (“PacWest Common Stock”), subject to adjustment in certain circumstances as set forth below (the “Stock Consideration,” and together with the Cash Consideration, the “Merger Consideration”).

The Merger Agreement also provides for the repurchase prior to closing of the Merger (the “Preferred Stock Purchase”) from the United States Department of the Treasury (the “Treasury Department”) of all of the Non-Cumulative Perpetual Preferred Stock, Series A, no par value per share, of CUB (the “Series A Preferred Stock”).  Following the Preferred Stock Purchase, all of the Series A Preferred Stock will be cancelled and will not receive any consideration in connection with the Merger.

In addition, as a result of the Merger, at the effective time of the Merger (i) each outstanding option to acquire CUB Common Shares, whether vested or unvested, will be cancelled and will be cashed out based on the sum of the Cash Consideration and the value of the Stock Consideration over the exercise price per CUB Common Share subject to such option (less applicable taxes required to be withheld with respect to such payment), (ii) each outstanding CUB restricted stock award will become fully vested and will be exchanged for the Merger Consideration (less applicable taxes required to be withheld with respect to such vesting), and (iii) each outstanding CUB restricted stock unit will become fully vested and will be exchanged for the Merger Consideration (less applicable taxes required to be withheld with respect to such vesting).

PacWest and CUB have made customary representations, warranties and covenants in the Merger Agreement for a transaction of this nature.  Subject to certain exceptions, each of CUB and PacWest have agreed, among other things, to covenants relating to (i) the conduct of PacWest and CUB’s respective businesses during the interim period between the execution of the Merger Agreement and the consummation of the Merger and (ii) the use of reasonable best efforts to obtain governmental and regulatory approvals.  In addition,

CUB has agreed, among other things, to covenants relating to (x) obligations to facilitate CUB’s shareholders’ consideration of, and voting upon, the approval of the principal terms of the Merger Agreement and certain related matters as applicable, (y) the recommendations by the board of directors of CUB in favor of the approval by CUB’s shareholders of the principal terms of the Merger Agreement and certain related matters as applicable and (z) non-solicitation obligations relating to alternative business combination transactions.

Completion of the Merger is subject to certain customary conditions, including (i) approval by CUB’s shareholders, (ii) the absence of any governmental order or law prohibiting the consummation of the Merger and (iii) effectiveness of the registration statement for the PacWest Common Stock to be issued as consideration in the Merger.  The obligation of each party to consummate the Merger is also conditioned upon (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement, (c) receipt by each party of a tax opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (d) the absence of a material adverse effect with respect to the other party since the date of the Merger Agreement.  The obligation of PacWest to consummate the Merger is also conditioned upon (w) the adjusted shareholders’ equity of CUB and CUB’s allowance for loan losses being in excess of specified levels, (x) the receipt of required regulatory approvals and such approvals not containing materially burdensome regulatory conditions, (y) the holders of not more than ten percent of the outstanding CUB Common Shares having duly exercised their dissenters’ rights under California law and (z) the consummation of the Preferred Stock Purchase.  The obligation of CUB to consummate the Merger is also conditioned upon the receipt of certain required regulatory approvals.

The Merger Agreement contains certain termination rights for both PacWest and CUB, including if (i) the Merger is not consummated by February 28, 2018 (as it may be extended to April 30, 2018 under certain circumstances, the “End Date”), (ii) the necessary regulatory approvals are not obtained, (iii) the approval of CUB’s shareholders is not obtained, or (iv) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied.  In addition, in certain circumstances, PacWest may terminate the Merger Agreement prior to CUB’s shareholder approval of the Merger in the event that (A) CUB materially breaches its non-solicitation obligations relating to alternative business combination transactions, (B) CUB’s board withdraws or adversely modifies its recommendation to shareholders or fails to affirm its recommendation within the required time period after an acquisition proposal is made or (C) CUB’s board recommends a tender offer or fails to recommend against such tender offer within ten business days after commencement.  The Merger Agreement also provides that CUB will be obligated to pay a termination fee of $26.5 million to PacWest if the Merger Agreement (i) is terminated by PacWest in the circumstances described in the preceding sentence or (ii) (A) if an acquisition proposal is made to CUB or to its shareholders publicly, (B) the Merger Agreement is terminated for failure to consummate the Merger by the End Date without the approval of CUB’s shareholders being obtained or for failure to obtain the approval of CUB’s shareholders and (C) CUB enters into a definitive agreement with respect to or consummates certain acquisition proposals within 12 months of termination of the Merger Agreement.

In addition, the Merger Agreement may be terminated by CUB in the event that (i) the volume weighted average price of shares of PacWest Common Stock quoted on NASDAQ for the Determination Period (as defined below) (the “PacWest Average Closing Price”) is less than $44.84 per share and (ii) the PacWest Average Closing Price for the Determination Period underperforms the KBW Regional Banking Index by greater than 15%.  If CUB exercises its termination right described in the preceding sentence, PacWest will have the option of reinstating the Merger and, in its sole discretion, either adjusting the Exchange Ratio or adding cash to the per share Cash Consideration, determined in accordance with the Merger Agreement.  The Merger Agreement defines “Determination Period” as the period beginning on the day that is twenty (20) consecutive trading days prior to the fifth (5th) business day immediately prior to the closing date of the Merger (the “Determination Date”) and ending on the Determination Date

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement.  The Merger Agreement and the above description are not intended to provide any other factual information about PacWest, CUB, or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them rather than establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of PacWest, CUB or any of their respective subsidiaries, affiliates or businesses.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by PacWest or CUB.  Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about PacWest or CUB and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission (the “SEC”).

Voting Agreements

PacWest also entered into voting agreements with each of the directors of CUB, as shareholders of CUB.  The voting agreements generally require such shareholders to vote all of their CUB Common Shares in favor of the approval of the principal terms of the Merger Agreement and certain related matters as applicable and against alternative transactions and generally prohibit them from transferring their shares, subject to certain exceptions.  The voting agreements will terminate in certain circumstances, including upon the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

Non-Solicitation Agreements

PacWest also entered into non-solicitation agreements with each director of CUB in connection with the Merger Agreement, pursuant to which such directors are subject to certain customary non-solicitation restrictions.

Consulting Agreements

In connection with the Merger Agreement, PacWest entered into consulting agreements with, among others, David I. Rainer, the chairman and chief executive officer of CUB, and K. Brian Horton, director and president of CUB, whereby PacWest will retain Mr. Rainer and Mr. Horton as consultants to perform certain transitional services for PacWest beginning on the first business day following the closing of the Merger and ending on the earlier of (A)(1) the four year anniversary of the closing of the Merger, in the case of Mr. Rainer, or (2) the two year anniversary of the closing of the Merger, in the case of Mr. Horton, or (B) the termination of such consulting agreement pursuant to the terms therein.  The effectiveness of the consulting agreements is conditioned upon the consummation of the Merger.

The foregoing descriptions of the Merger Agreement, the voting agreements and the non-solicitation agreements do not purport to be complete and are qualified in their entirety by reference to the respective agreements attached hereto as Exhibits 2.1, 99.1, and 99.2, respectively, which are incorporated by reference herein.

Item 8.01 Other Events

On April 6, 2017, PacWest and CUB issued a joint press release announcing that they had entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.  In addition, PacWest and CUB will be providing supplemental information regarding the Merger in connection with a presentation to investors.  The slides to be used in connection with this investor presentation are attached hereto as Exhibit 99.4 and are incorporated herein by reference.

Forward-Looking Statements

This communication contains certain forward-looking information about PacWest, CUB, and the combined company after the close of the Merger and the Bank Merger that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are forward-looking statements.  Such statements involve inherent risks, uncertainties, and contingencies, many of which are difficult to predict and are generally beyond the control of PacWest, CUB and the combined company.  PacWest cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  In addition to factors previously disclosed in reports filed by PacWest and CUB with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues, credit quality deterioration or a reduction in real estate values could cause an increase in the provision for credit losses and allowance for credit losses and a reduction in net earnings, increased competitive pressure among depository institutions, the ability to complete the Merger and the Bank Merger, including by obtaining regulatory approvals and approval by the shareholders of CUB, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all, regulatory approvals may not be received on expected timeframes or at all, the possibility that personnel changes/retention will not proceed as planned, the possibility that a change in the interest rate environment may reduce net interest margins, higher than anticipated operating expenses, the effectiveness of our risk management framework, asset/liability re-pricing risks and liquidity risks, the costs and effects of legal, compliance, and regulatory actions, changes and developments, including the impact of adverse judgments or settlements in litigation, the initiation and resolution of regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews, general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected, and other risk factors described in documents filed by PacWest and CUB with the SEC.

All forward-looking statements included in this communication are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially.

We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Additional Information About the Proposed Transaction and Where to Find It

Investors and security holders are urged to carefully review and consider each of PacWest’s and CUB’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q.  The documents filed by PacWest with the SEC may be obtained free of charge at PacWest’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from PacWest by requesting them in writing to PacWest Bancorp, 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212; Attention: Investor Relations, by telephone at (310) 887-8521 or via e-mail to investor-relations@pacwestbancorp.com.

The documents filed by CUB with the SEC may be obtained free of charge at CUB’s website at www.cubancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CUB by requesting them in writing to CU Bancorp, 818 W. 7th Street, Suite 220, Los Angeles, California 90017; Attention: Investor Relations, or by telephone at (818) 257-7700.

PacWest intends to file a registration statement with the SEC which will include a proxy statement of CUB and a prospectus of PacWest, and each party will file other documents regarding the proposed transaction with the SEC.  Before making any voting or investment decision, investors and security holders of CUB are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction.  A definitive proxy statement/prospectus will be sent to the shareholders of CUB seeking any required shareholder approvals.  Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from PacWest or CUB by writing to the addresses provided for each company set forth in the paragraphs above.

PacWest, CUB, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from CUB shareholders in favor of the approval of the transaction.  Information about the directors and executive officers of PacWest and their ownership of PacWest common stock is set forth in the proxy statement for PacWest’s 2017 annual meeting of stockholders, as previously filed with the SEC.  Information about the directors and executive officers of CUB and their ownership of CUB Common Shares is set forth in the proxy statement for CUB’s 2016 annual meeting of shareholders, as previously filed with the SEC.  Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 5, 2017, between PacWest and CUB.*

99.1	Form of Voting Agreement, dated April 5, 2017, between PacWest and certain shareholders of CUB.

99.2	Form of Non-Solicitation Agreement, dated April 5, 2017, between PacWest and the directors of CUB.

99.3	Joint Press Release, dated April 6, 2017.

99.4	Investor Presentation, dated April 6, 2017.

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. PacWest agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PacWest Bancorp

By:	/s/ Kori L. Ogrosky
Name:	Kori L. Ogrosky
Title:	Executive Vice President, General Counsel & Corporate Secretary

Date:  April 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 5, 2017, between PacWest and CUB.*

99.1	Form of Voting Agreement, dated April 5, 2017, between PacWest and certain shareholders of CUB.

99.2	Form of Non-Solicitation Agreement, dated April 5, 2017, between PacWest and the directors of CUB.

99.3	Joint Press Release, dated April 6, 2017.

99.4	Investor Presentation, dated April 6, 2017.